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Exhibit 21.01

SUBSIDIARIES OF REGISTRANT

Brooke Credit Corporation, a Kansas corporation.

Brooke Life and Health, Inc., a Kansas corporation.

Brooke Agency, Inc., a Kansas corporation.

Brooke Investments, Inc., a Kansas corporation.

Interstate Insurance Group, LTD., a Missouri corporation. Interstate Insurance Group, LTD. does business under the trade name of American Interstate Insurance Agency.

The American Agency, Inc., a Kansas corporation. The American Agency, Inc. does business under the trade names of Agency Business Brokers, American Insurance Agency and American Interstate Insurance Agency.

The American Heritage, Inc., a Kansas corporation. The American Heritage, Inc. does business under the trade names of Heritage Agency Consultants and American Heritage Insurance Agency.

Brooke Corporation of Nevada, a Nevada corporation.

Brooke Bancshares, Inc., a Kansas corporation.

Brooke Agency Services Company LLC, a Delaware limited liability company.

Brooke Acceptance Company LLC, a Delaware limited liability company.

CJD & Associates, L.L.C., a Kansas limited liability company. CJD & Associates, L.L.C., does business under the trade name of Davidson Babcock.

First Brooke Insurance and Financial Services, Inc., a Texas corporation.

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SUBSIDIARIES OF REGISTRANT